  Exhibit 10.1

December ___, 2017

[Holders’ names and addresses]

Re:
Reprice Offer of Common Stock Purchase Warrants

To Whom It May Concern:

AzurRx BioPharma, Inc. (the “Company”) is pleased to offer to you the opportunity to reprice the exercise of all common stock purchase warrants currently held by you (the “Holder”) and set forth on the signature page hereto (the “Reprice Warrants”), which Reprice Warrants may include Common Stock purchase warrants first issued on or about June 5, 2017 that have an exercise price of $4.00 per share and are set to expire on December 31, 2017 (the “$4.00 Warrants”). The Reprice Warrants and the shares of common stock, par value $0.0001 per share (“Common Stock”), underlying the Reprice Warrants (“Warrant Shares”) have been registered pursuant to registration statement on Form S-1 (File No. 333-219385) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Reprice Warrants, will be effective for the issuance of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warrant Agreement, dated as of ________, 20__, between the Company and the Holder (“Warrant Agreement”), pursuant to which the Company issued warrants (the “Warrants”), including certain of the Reprice Warrants.

In consideration for the exercise of all Reprice Warrants (each, a “Warrant Exercise”), the Company hereby offers you a reduced exercise price of the Reprice Warrants to $2.50 (the “Reduced Price”) from the date hereof until January 7, 2018 (such period, the “Exercise Period”); provided, however, the Exercise Period will not extend the expiration date of the $4.00 Warrants past December 31, 2017. The Holder may exercise the Reprice Warrants at any time and from time to time during the Exercise Period, or, in the case of the $4.00 Warrants, on or before December 31, 2017, but the Holder is under no obligation to exercise any of the Reprice Warrants. By executing this letter agreement, the Holders acknowledges that the Company is only offering the Reduced Price to you in consideration for exercising all Common Stock purchase warrants currently held the Holder.

In connection with the transactions described herein, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

If this Offer is accepted and this letter agreement is executed on or before 8:00 a.m. (New York City time) on January 7, 2018 and the aggregate Exercise Price for all Reprice Warrants is received by the Company, then the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission within four (4) trading days of receiving such funds disclosing all material terms of the transactions contemplated hereunder, including a form of this agreement as an exhibit thereto (“8-K Filing”). The Company shall file a prospectus supplement to the Registration Statement with the Securities and Exchange Commission disclosing the Reduced Price of the Reprice Warrants within one (1) trading day following the 8-K Filing. From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company represents, warrants and covenants that, upon each Warrant Exercise, all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within ten (10) business day of the date the Company receives the aggregate Exercise Price (or, with respect to shares of Common Stock that would otherwise be in excess of the Beneficial Ownership Limitation, within ten (10) business day of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). Except as set forth herein, the terms of the Reprice Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall remain in effect. In the event any conflicts between this letter agreement and the terms and conditions set forth in any Reprice Warrant arise, the terms and conditions set forth in this letter agreement shall control.

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder of Common Stock purchase Warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such Warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

***************

760 Parkside Avenue Downstate Biotechnology Incubator Suite 304 Brooklyn, NY 11226
646-699-7855 info@azurrx.com

To accept this offer, Holder must counter execute this letter agreement and return the fully executed agreement to the Company at e-mail: ________, attention: _______, on or before 8:00 am (New York City time) on _________, 20__.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

AZURRX BIOPHARMA, INC.

By: ______________________
Name: Johan M. (Thijs) Spoor
Title: President and Chief Executive Officer

Accepted and Agreed to:

Name of Holder: ________________________________________________________
Signature of Authorized Signatory of Holder: _________________________________
Name of Authorized Signatory: _______________________________________________
Title of Authorized Signatory: ________________________________________________
Aggregate Exercise Price to be delivered to the Company: __________________________

DTC Instructions:

Reprice Warrants:

Warrant No.	Issuance Date	Expiration Date	No. of Warrant Shares	Original Exercise Price

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a) Registration Statement. The Warrant Shares are registered for issuance on a Registration Statement on Form S-1 (File No. 333-219385) (the “Registration Statement”) and the Company knows of no reasons why such registration statement shall not remain available for the issuance and resale of such Warrant Shares for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by the Holder until all Warrant Shares underlying the Reprice Warrants are sold by the Holder.

(b)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)            No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d)            Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of the Nasdaq Stock Market.

760 Parkside Avenue Downstate Biotechnology Incubator Suite 304 Brooklyn, NY 11226
646-699-7855 info@azurrx.com